Exhibit 5.1

[WOMBLE BOND DICKINSON (US) LLP LETTERHEAD]

January 12, 2018

Akoustis Technologies, Inc.

9805 Northcross Center Court, Suite A

Huntersville, NC 28078

Re:	Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as counsel to Akoustis Technologies, Inc., a Delaware corporation (the “Company”), in connection with the preparation of the Company’s registration statement on Form S-1 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “1933 Act”), filed by the Company with the U.S. Securities and Exchange Commission (the “Commission”) on the date hereof. The Registration Statement relates to the potential resale by the Company’s stockholders of up to 3,293,255 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), consisting of up to (a) 2,892,269 outstanding shares of Common Stock (the “Outstanding Shares”); (b) up to 154,177 shares of Common Stock issuable upon the exercise of outstanding Common Stock purchase warrants (the “Warrant Shares”); and (c) up to 246,809 shares that may become issuable pursuant to the price-protected anti-dilution provision applicable to 2,468,094 of the outstanding shares referenced above (the “Price Protection Shares” and, together with the Outstanding Shares and Warrant Shares, the “Selling Stockholder Shares”).

This opinion is being furnished pursuant to and in accordance with the requirements of Item 16 of Form S-1 and Item 601(b)(5) of Regulation S-K under the 1933 Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement, the prospectus or any prospectus supplement other than as expressly stated herein with respect to the issuance of the Selling Stockholder Shares.

As the Company’s counsel, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the Company’s certificate of incorporation and bylaws, each as amended to date, and minutes and records of the corporate proceedings of the Company relating to the filing of the Registration Statement and the issuance of the Selling Stockholder Shares, as provided to us by the Company, certificates of public officials and of representatives of the Company, and statutes and other instruments and documents, as a basis for the opinions hereinafter expressed. In rendering this opinion, we have relied upon certificates of public officials and representatives of the Company with respect to the accuracy of the factual matters contained in such certificates.

Akoustis Technologies, Inc.

January 12, 2018

For the purpose of this opinion, we have assumed (a) the genuineness of all signatures and the legal capacity of all signatories; (b) the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as certified or photostatic copies; and (c) the proper issuance and accuracy of certificates of public officials and representatives of the Company. In rendering opinions as to future events, we have assumed the facts and law existing on the date hereof.

Based on and subject to the foregoing, and having regard for such legal considerations as we deem relevant, it is our opinion that:

1.	The Outstanding Shares are validly issued, fully paid and non-assessable.

2.	The Warrant Shares, when issued and delivered against payment therefor in accordance with the terms of the respective Common Stock purchase warrants, will be validly issued, fully paid and non-assessable.

3.	The Price Protection Shares, when issued and delivered against payment therefor in accordance with the terms of the applicable price-protected anti-dilution provision, will be validly issued, fully paid and non-assessable.

This opinion is limited to the Delaware General Corporation Law (“DGCL”) as currently in effect, and we are expressing no opinion as to the effect of the laws of any other jurisdiction.

This opinion is rendered as of the date hereof, and we undertake no obligation to advise you of any changes in applicable law or any other matters that may come to our attention after the date hereof.

This opinion is furnished to you in connection with the filing of the Registration Statement and is not to be used, circulated, quoted or otherwise relied upon for any other purpose except that purchasers of the Selling Stockholder Shares offered pursuant to the Registration Statement may rely on this opinion to the same extent as if it were addressed to them.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to the name of our firm under the heading “Legal Matters” in the Registration Statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the 1933 Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Womble Bond Dickinson (US) LLP

WOMBLE BOND DICKINSON (US) LLP